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                                                                    EXHIBIT 10.2

                          SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of January 18, 2000, by and among Auspex Systems, Inc., a Delaware corporation, with headquarters located at 2300 Central Expressway, Santa Clara, California 95050-2515 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

        WHEREAS:

        A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

        B. The Company has authorized a new series of its Preferred Stock, par value $0.001 per share, which shall be called the Company's Series B Convertible Preferred Stock (the "PREFERRED STOCK"), which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATIONS");

        C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, (i) the number of shares of the Preferred Stock set forth opposite such Buyer's name on the Schedule of Buyers (which number of shares to be issued to all the Buyers in the aggregate shall equal 25,000 shares of Preferred Stock, collectively, the "PREFERRED SHARES"), and (ii) warrants (the "WARRANTS") to purchase up to 64.20544 shares of Common Stock (as exercised collectively, the "WARRANT SHARES") for each Preferred Share purchased by such Buyer on the Closing Date (as defined below) (as set forth opposite such Buyer's name on the Schedule of Buyers), such Warrants to be substantially in the form attached hereto as Exhibit B;

        D. Contemporaneously with the execution and delivery of this Agreement, the Company and each Buyer is executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.


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        NOW THEREFORE, the Company and each Buyer hereby agree as follows:

        1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

               a. Purchase of Preferred Shares. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, the Company shall issue and sell to each Buyer and each Buyer agrees to purchase from the Company the number of Preferred Shares set forth opposite such Buyer's name on the Schedule of Buyers, along with the related Warrants (the "CLOSING"). The purchase price (the "PURCHASE PRICE") of each Preferred Share and the related Warrants at the Closing shall be an aggregate of $1,000. "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

               b. The Closing Date. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., Pacific Time, within one (1) Business Day following the date hereof, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 (or such later date as is mutually agreed to by the Company and the Buyer). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

               c. Form of Payment. On the Closing Date (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the related Warrants to be issued and sold to such Buyer by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
(ii) the Company shall deliver to each Buyer stock certificates (in the denominations as such Buyer shall request) (the "STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing along with the related Warrants, duly executed on behalf of the Company and registered in the name of such Buyer.

        2. BUYER'S REPRESENTATIONS AND WARRANTIES.

               Each Buyer represents and warrants with respect to only itself that:

               a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the Warrant Shares issuable upon exercise thereof (the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares, collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.



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               b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

               c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

               d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 9(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

               e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption



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thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

               g. Legends. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale, assignment or transfer of such securities, such holder provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer may be made without registration under the 1933 Act or (iii) such holder provides the Company with reasonable assurance that such Securities can be sold pursuant to Rule 144. Such Buyer acknowledges, covenants and agrees to sell Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act or (ii) advice of counsel to such holder that such sale is exempt from the registration requirements of Section 5 of the 1933 Act, provided that the Buyer gives written notice to the Company specifying the amount of securities sold and the exemption relied on and, provided further, that for sales pursuant to Rule 144 such notice will be satisfied by the Buyer providing the Company with a copy of its Form 144.

               h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable



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bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

               i. Residency. Such Buyer is a resident of that jurisdiction specified on the Schedule of Buyers.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               The Company represents and warrants to each of the Buyers that:

               a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns the capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designations.

               b. Authorization; Enforcement; Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Transaction Documents have been duly executed and delivered by the Company. This Agreement and the Registration Rights Agreement and, when executed and delivered, the other Transaction Documents, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium,



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liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

               c. Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof 27,951,035 shares are issued and outstanding, 6,308,285 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 0 shares are issuable and reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which 50,000 shares are designated as Series A Participating Preferred Stock, none of which are outstanding as of the date hereof and 25,000 shares are designated as Series B Convertible Preferred Stock, none of which are outstanding as of the date hereof. All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 3(c): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

               d. Issuance of Securities. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. At least 9,101,388 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants. Upon conversion or exercise



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in accordance with the Certificate of Designations or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act. The offer and sale by the Company of the Preferred Shares and the Warrants is being made in reliance upon the exemption from registration set forth in Rule 506 of Regulation D under the 1933 Act and is only being made to "accredited investors" that meet the requirements of Rule 501(a) of Regulation D and similar exemptions under state law.

               e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (I) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws; (II) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (III) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in
Schedule 3(e): neither the Company nor its Subsidiaries is in violation of any term of (i) its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock or its By-laws or their organizational charter or by-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and such consents shall have been obtained prior to the Closing. The Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing. The Company is not in



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violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and on the Closing Date and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

               f. SEC Documents; Financial Statements. Since June 30, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). A complete list of the Company's SEC Documents is set forth on
Schedule 3(f). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information other than the Material Information (as defined below). The Company meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by each Buyer.

               g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since June 30, 1999 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any knowledge of any fact which would reasonably lead a creditor to do so.

               h. Absence of Litigation. Except as disclosed in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the



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Company's Subsidiaries or any of the Company's or the Company's Subsidiaries'
officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h). Except as set forth in Schedule 3(h), to the knowledge of the Company none of the directors or officers of the Company have been involved in securities related litigation during the past five years.

               i. Acknowledgment Regarding the Buyer's Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated thereby. The Company further acknowledges that none of the Buyers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

               j. No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the issuance of the Preferred Shares and Warrants contemplated by this Agreement and except for the disclosure of the Company's quarterly financial results for the period ended December 31, 1999 (the "Material Information"), no event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

               k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

               l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

               m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its



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Subsidiaries, is any such dispute threatened. None of the Company's or its
Subsidiaries' employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company's Board of Directors that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company and the Company does not have any plans, as of the date hereof, to terminate any such officer during the six months following the date of this Agreement.

               n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, issued patents, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement except where such expiration or termination would not have, either individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

               o. Regulatory Permits. Except where the absence of which would not have a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses. Neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

               p. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               q. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

               r. Transactions With Affiliates and Employees. Except as set forth on Schedule 3(r) or in the SEC Documents filed at least ten days prior to the date hereof and other than the grant or exercise of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

               s. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

               t. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations under the Transaction Documents and the Certificate of Designations, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

               u. Rights Agreement. The Company specifically represents, warrants and agrees that, in accordance with Section 1 of the Rights Agreement between the Company and the First National Bank of Boston, dated April 19, 1995 (the "RIGHTS PLAN"), regardless of the number of Conversion Shares and Warrant Shares of which each Buyer is deemed the Beneficial Owner (as defined in the Rights Plan), none of the Buyers is intended to be or will be deemed to be an Acquiring Person as defined by the Rights Plan because of the acquisition of the Securities (including the Conversion Shares and the Warrant Shares) pursuant to this Agreement, and the acquisition of the Securities (including the Conversion Shares and the Warrant Shares) pursuant to this Agreement, shall not, under any circumstances, trigger a Distribution Date as defined by the Rights Plan; provided, however, that only Securities (including the Conversion Shares and the Warrant Shares) acquired pursuant to this Agreement shall be deemed excluded from the number of shares of Common Stock deemed beneficially owned by each Buyer in determining whether such Buyer is an Acquiring Person within the meaning of the Rights Plan.

               v. Year 2000 Compliance. The Company has initiated a review and assessment of all areas within its and each Subsidiary's business and operations that could be materially adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Company or any of the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, the Company believes that the computer applications that are material to its or any Subsidiary's business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

               w. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(w) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

               x. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

               y. Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except where the failure to receive such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval, except where the failure to be in compliance or receive such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

               z. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

               aa. No Materially Adverse Contracts. Except as specifically disclosed in the SEC Documents, or as set forth in Schedule 3(aa), neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Except as specifically disclosed in the SEC Documents, or as set forth in Schedule 3(aa), neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

        4. COVENANTS.

               a. Best Efforts. Each party hereto shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

               b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to each Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to such Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

               c. Reporting Status. Until the earlier of (i) the date which is one year after the date on which each Investor (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares acquired by such Investor without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) and

(ii) the date on which (A) each Investor shall have sold all the Conversion Shares and the Warrant Shares acquired by such Investor and (B) none of the Preferred Shares or Warrants is outstanding (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

               d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

               e. Financial Information. The Company agrees to send the following to each Investor during the Reporting Period: (i) unless filed and available through the SEC's EDGAR system, within two (2) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments thereto filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries (or the day after, if released through a recognized wire service) and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

               f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (A) 200% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and (B) 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on conversions or exercise thereof).

               g. Proxy Statement. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which meeting shall occur on or before the earlier of (A) the date which is 75 days after the Proxy Statement Triggering Date (as defined below) and (B) the date on which the Company holds its next annual meeting of stockholders, which date shall be no later than December 15, 2000 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by each Buyer and Legal Counsel (as defined in the Registration Rights Agreement), soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement (such affirmative vote being referred to as the "STOCKHOLDER APPROVAL"), and the Company shall use its best efforts to (i) solicit its stockholders' approval of such issuance of the Securities and (ii) cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders by the Stockholder Meeting Deadline, then, as partial relief (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share held by such holder equal to the product of (i) $1,000; multiplied by (ii) 0.02; multiplied by (iii) the quotient of (x) the number of days after the Stockholder Meeting Deadline that a meeting of the Company's stockholders is not held, divided by (y) 30. The Company shall make the payments referred to in the immediately preceding sentence within five days of the earlier of (I) the holding of the meeting of the Company's stockholders, the failure of which resulted in the requirement to make such payments, and (II) the last day of each 30-day period beginning on the Stockholder Meeting Deadline. In the event the Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.0% per month (pro rated for partial months) until paid in full. "PROXY STATEMENT TRIGGERING DATE" shall mean the first date after the date of this Agreement on which during the five consecutive trading days ending on and including such date of determination there are three trading days on which the sum of (A) the number of shares of Common Stock previously issued upon conversion of any Preferred Shares and (B) the number of shares of Common Stock issuable upon conversion of all the outstanding Preferred Shares based on the Conversion Price in effect on the date of such determination (without regard to any limitation upon the conversion of any Preferred Shares), equals or exceeds 18% of the number of shares of Common Stock issued and outstanding immediately prior to the Closing Date.

               h. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including the Nasdaq National Market), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents and the Certificate of Designations. The Company shall use its best efforts to maintain the Common Stock's authorization for listing on the Nasdaq National Market or The New York Stock Exchange, Inc.("NYSE"). Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq National Market or NYSE (other than to switch listings from the Nasdaq National Market to NYSE). The Company shall promptly, and in no event later than the following Business Day, offer to provide to each Buyer copies of any notices it receives from the Nasdaq National Market or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange, but only if such notices shall not contain any material nonpublic information. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

               i. Expenses. Subject to Section 9(l) below, at the Closing, the Company shall pay an expense allowance of $50,000 to HFTP Investment L.L.C. (a Buyer), which amount shall be withheld by such Buyer from its Purchase Price.

               j. Transactions With Affiliates. So long as (i) at least 2,500 Preferred Shares are outstanding, (ii) or Warrants to purchase at least 151,975 shares of Common Stock are outstanding or (iii) any Buyer owns Conversion Shares or Warrant Shares with a market value of at least $2,500,000, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED Party"), except for (a) customary employment arrangements, benefit programs and outside director compensation arrangements on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company or (c) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

               k. Filing of Form 8-K. On or before the first (1st) Business Day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at the Closing and including as exhibits to such Form 8-K this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Form of Warrant, in the form required by the 1934 Act.

               l. Corporate Existence. So long as any Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is listed for trading on the Nasdaq National Market or NYSE.

               m. Mandatory Conversion or Redemption. On or before the date which is 183 days after the Closing Date, the Company (i) shall deliver to each Buyer one or more Company's Conversion Election Notices or Notices of Redemption at Company's Election (as each such term is defined in the Certificate of Designations) for the conversion or redemption, respectively, of an aggregate of at least 25% of the Preferred Shares purchased by such Buyer at the Closing, subject to the satisfaction of the conditions set forth in Sections 7 and 6, respectively, of the Certificate of Designations, (ii) shall comply with its obligations under Sections 7 and 6 of the Certificate of Designations with respect to the Company's Conversion Election Notices and Notices of Redemption at Company's Election, respectively, referred to in the preceding clause (i), and (iii) shall not have delivered any Company's Mandatory Conversion Period Termination Notice (as defined in the Certificate of Designations) with respect to a Company's Conversion Election Notice referred to in clause (i) above. On or before the date which is 274 days after the Closing Date, the Company (A) shall deliver to each Buyer one or more Company's Conversion Election Notices or Notices of Redemption at Company's Election for the conversion or redemption, respectively, of an aggregate total, when cumulated with the number of shares converted or redeemed pursuant to the first sentence of this Section 4(m) for such Buyer, of 50% of the Preferred Shares purchased by such Buyer at the Closing, subject to the satisfaction of the conditions set forth in Sections 7 and 6, respectively, of the Certificate of Designations, (B) shall comply with its obligations under Sections 7 and 6 of the Certificate of Designations with respect to the Company's Conversion Election Notices and Notices of Redemption at Company's Election, respectively, referred to in the preceding clause (A), and (C) shall not have delivered any Company's Mandatory Conversion Period Termination Notice with respect to a Company's Conversion Election Notice referred to in clause (A) above. Notwithstanding the above, for every day that the Company is unable to issue shares of Common Stock to a holder of Preferred Shares as a result of the limitation contained in Section 5 of the Certificate of Designations, the deadlines contained in the first two sentences of this
Section 4(m) shall be extended solely with respect to such holder by one (1) day.

               n. Material Information Disclosure. The Company will publicly disclose the Material Information on or before January 20, 2000.

        5. TRANSFER AGENT INSTRUCTIONS.

               The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (in the form attached hereto as Exhibit E, the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS") unless such issuance is prohibited by Section 5 or Section 15 of the Certificate of Designations. Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent with respect to the Warrants Shares and Conversion Shares and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer provides the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act or such Buyer provides the Company with reasonable assurance that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the affected Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 would be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the affected Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

               The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

               (i) Such Buyer shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

               (ii) Such Buyer shall have delivered to the Company the Purchase Price (less, with respect to HFTP Investment L.L.C., the amounts withheld pursuant to Section 4(i)) for the Preferred Shares and the related Warrants being purchased by such Buyer at the

        Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

               (iii) The representations and warranties of such Buyer contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

        7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

               The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and each Buyer with prior written notice thereof:

               (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

               (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Buyer.

               (iii) The Common Stock shall be designated for quotation on the Nasdaq National Market or listed on NYSE and shall not have been suspended from trading on or delisted from such exchanges nor shall delisting or suspension by such exchanges have been threatened either
        (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges. The Company shall have complied with the listing requirements of the Nasdaq National Market for the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of the Preferred Shares and the related Warrants, as the case may be.

               (iv) The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents and the Certificate of Designations to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as such Buyer may reasonably request, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

               (v) Such Buyer shall have received the opinion of Wilson Sonsini Goodrich & Rosati dated as of the Closing Date, in substantially the form of Exhibit D, attached hereto.

               (vi) The Company shall have executed and delivered to such Buyer the Stock Certificates for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing.

               (vii) The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b) above in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

               (viii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants, at least 9,101,388 shares of Common Stock.

               (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

               (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of organization issued by the Secretary of State of such state as of a date within ten days of the Closing Date.

               (xi) The Company shall have delivered to such Buyer a secretary's certificate, dated as of the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the By-laws, each as in effect at the Closing Date.

               (xii) The Company shall have delivered to such Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten days of the Closing Date.

               (xiii) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

               (xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

        8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the

Company's other obligations under the Transaction Documents and the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or the Certificate of Designations, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) solely the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        9. GOVERNING LAW; MISCELLANEOUS.

               a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY

IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

               c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers which purchased at least two-thirds (2/3) of the Preferred Shares on the Closing Date, or their assigns or, if prior to the Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the Preferred Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares or Warrants then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Securities, as the case may be.

               f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

               Auspex Systems, Inc.
               2300 Central Expressway
               Santa Clara, California 95050-2515
               Telephone: (408) 566-2000
               Facsimile: (408) 566-2020
               Attention: Chief Executive Officer

        With a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Telephone: (650) 493-9300
               Facsimile: (650) 493-6811
               Attention: Henry P. Massey, Jr., Esq.

        If to the Transfer Agent:

               Boston EquiServe L.P.
               150 Royall Street
               Canton, MA 02021
               Telephone: (781) 575-4190
               Facsimile: (781) 575-2054
               Attention: Michael Simeoni

        If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person(s) as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communications, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

               g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares and the related Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 4(b) of the Certificate of Designations) with respect to which the Company is in compliance with its obligations under Sections 4(a) and 4(b) of the Certificate of Designations, Section 9(b) of the Warrant and
Section 4(l) of this Agreement without the prior written consent of the Buyers which purchased at least two-thirds (2/3) of the Preferred Shares on the Closing Date, or their assigns. The rights under this Agreement are assignable by a Buyer without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents or the Certificate of Designations, Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by the Securities.

               h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and each Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

               j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as the Company reasonably believes, after consulting with its counsel, to be required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

               k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before one (1) Business Day after the date hereof due to the Company's or a Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 9(l), the Company shall remain obligated to reimburse a non-breaching Buyer for expenses up to the amount described in
Section 4(i) above.

               m. Placement Agent. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Preferred Shares and the Warrants. The Company shall be responsible for the payment of any placement agent's fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

               n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

               p. Payment Set Aside. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or the Warrants or such Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or to a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

        IN WITNESS WHEREOF, each Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                 BUYERS:

AUSPEX SYSTEMS, INC.                     HFTP INVESTMENT L.L.C.
                                         By: Promethean Asset Management, L.L.C.
                                         Its: Investment Manager
By: /s/ Bruce N. Moore
   ------------------------------
Name: Bruce N. Moore
Title: President and Chief               By:
       Executive Officer                    James F. O'Brien, Jr.
                                            Managing Member


                                         FISHER CAPITAL LTD.


                                         By:
                                            ------------------------------------
                                            Kenneth A. Simpler
                                            Its: Vice President


                                         WINGATE CAPITAL LTD.


                                         By:
                                            ------------------------------------
                                            Kenneth A. Simpler
                                            Its: Vice President


                                         LEONARDO, L.P.

                                         By:  ANGELO, GORDON & CO., L.P.
                                         Its:  General Partner

                                         By:
                                            ------------------------------------
                                         Name:
                                             -----------------------------------
                                         Its:
                                             -----------------------------------

                               SCHEDULE OF BUYERS


                                                                        NUMBER
                                                                          OF       NUMBER OF
                                       INVESTOR ADDRESS                PREFERRED    WARRANT     INVESTOR'S REPRESENTATIVES' ADDRESS
    INVESTOR NAME                    AND FACSIMILE NUMBER               SHARES      SHARES             AND FACSIMILE NUMBER
----------------------      ---------------------------------------    ---------   ---------    -----------------------------------
HFTP Investment L.L.C.      c/o Promethean Asset Management, L.L.C.     6,000       385,233     Promethean Investment Group, L.L.C.
                            750 Lexington Avenue, 22nd Floor                                    750 Lexington Avenue, 22nd Floor
                            New York, New York 10022                                            New York, New York 10022
                            Attn: James F. O'Brien, Jr.                                         Attn: James F. O'Brien, Jr.
                                  John M. Floegel                                                     John M. Floegel
                            Telephone: 212-702-5200                                             Telephone: 212-702-5200
                            Facsimile: 212-758-9334                                             Facsimile: 212-758-9334
                            Residence: New York
                                                                                                Katten Muchin & Zavis
                                                                                                525 West Monroe, Suite 1600
                                                                                                Chicago, Illinois  60661-3693
                                                                                                Attn: Robert J. Brantman, Esq.
                                                                                                Telephone: 312-902-5200
                                                                                                Facsimile: 312-902-1061

Fisher Capital Ltd.         c/o Citadel Investment Group, L.L.C.        6,820       437,881     Katten Muchin Zavis
                            225 West Washington Street                                          525 W. Monroe Street, Suite 1600
                            Chicago, Illinois 60606                                             Chicago, Illinois 60661-3693
                            Attention: Kenneth A.Simpler                                        Attn: Robert J. Brantman, Esq.
                            Facsimile: (312) 338-0780                                           Facsimile: (312) 902-1061
                            Telephone: (312) 696-2100                                           Telephone: (312) 902-5200
                            Residence: Illinois

Wingate Capital Ltd.        c/o Citadel Investment Group, L.L.C.        4,180       268,379     Katten Muchin Zavis
                            225 West Washington Street                                          525 W. Monroe  Street, Suite 1600
                            Chicago, Illinois 60606                                             Chicago, Illinois 60661-3693
                            Attention: Kenneth A. Simpler                                       Attn: Robert J. Brantman, Esq.
                            Facsimile: (312) 338-0780                                           Facsimile: (312) 902-1061
                            Telephone: (312) 696-2100                                           Telephone: (312) 902-5200
                            Residence: Illinois

Leonardo, L.P.              c/o Angelo, Gordon & Co., L.P.              8,000       513,643     c/o Angelo, Gordon & Co., L.P.
                            245 Park Avenue - 26th Floor                                        245 Park Avenue - 26th Floor
                            New York, New York 10167                                            New York, New York 10167
                            Attention: Gary Wolf or Ari Storch                                  Attn: Gary Wolf or Ari Storch
                            Facsimile: (212) 867-6449                                           Facsimile: (212) 867-6449
                            Telephone: (212) 692-2035                                           Telephone: (212) 692-2035
                            Residence: Cayman Islands

                                    SCHEDULES

Schedule of Buyers
Schedule 3(a)    -    Subsidiaries
Schedule 3(c)    -    Capitalization
Schedule 3(e)    -    Conflicts
Schedule 3(f)    -    SEC Documents
Schedule 3(g)    -    Material Changes
Schedule 3(h)    -    Litigation
Schedule 3(n)    -    Intellectual Property
Schedule 3(r)    -    Transactions with Affiliates
Schedule 3(w)    -    Liens
Schedule 3(aa)   -    Certain Agreements
Schedule 4(d)    -    Use of Proceeds


                                    EXHIBITS

Exhibit A        -    Form of Certificate of Designations
Exhibit B        -    Form of Warrant
Exhibit C        -    Form of Registration Rights Agreement
Exhibit D        -    Form of Company Counsel Opinion
Exhibit E        -    Form of Irrevocable Transfer Agent Instructions

                                  SCHEDULE 3(a)

                                  SUBSIDIARIES

      Name                                     Date of Incorporation     Place of Incorporation
      ------------------------------------------------------------------------------------------
      Auspex Systems, Inc.                     05/18/93                  Delaware, USA
      Auspex International, Inc.               07/19/93                  California, USA
      Auspex Systems, Inc.                     07/02/93                  Quebec, Canada
      Auspex Systems Limited                   08/23/93                  Reading, United Kingdom
      Auspex Systems GmbH                      09/24/93                  Munich, Germany
      Auspex Systems S.A.                      12/23/93                  Paris, France
      Auspex Foreign Sales Corporation         08/23/92                  Barbados
      Alphatronix, Inc.                        08/24/87                  North Carolina, USA
                                               07/02/98                  Tokyo, Japan
      Auspex Kabushiki Kaisha (K.K.)

The Company is in the process of qualifying to do business in the States of Arizona, Maryland, Minnesota, North Carolina and Oregon. Auspex Systems sells and markets its products, network data file servers, along with software and service contracts in the States of Arizona, Maryland, Minnesota, North Carolina and Oregon. In each of these states we have established sales offices with full time sales and support personnel. Auspex leases the offices from a third party in each of these states.

The Company is currently not in good standing in the Commonwealth of Massachusetts as the required annual report was not filed with the Massachusetts Secretary of State for the fiscal years ended June 30, 1998 and 1999. The Company is in the process of filing such annual reports.

                                  SCHEDULE 3(c)

                                 CAPITALIZATION


(i)     Preemptive Rights:  None

(ii)    Outstanding Debt Securities: None

(iii) Outstanding options, warrants or other rights to purchase securities or contracts, commitments or arrangements to issue additional shares of capital stock:

        Stock Options Issued and Outstanding          4,171,879

        Stock Options Available to Issue              1,450,642

        ESPP Options Available to Issue                 685,764


(iv)    Agreements or arrangements to register Company securities: None

(v) Outstanding securities containing any redemption or similar provisions or contract or arrangement to redeem a security: Stockholder Rights Plan

(vi) Securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the securities: None

(vii)   Stock appreciation rights or "phantom stock" plans or arrangements: None

                                  SCHEDULE 3(e)

                                    CONFLICTS

Pursuant to the terms of Section 7 of the Company's Loan and Security Agreement with Foothill Capital Corporation, dated as of December 22, 1999, as modified by that certain consent and waiver letter by Foothill Capital Corporation to the Company, dated January 12, 1999, the Company has agreed not to pay dividends in cash or to redeem any of its capital stock (a) at any time during which an Event of Default (as defined in the Loan and Security Agreement) has occurred and is continuing, or (b) if, after any redemption of Series B Convertible Preferred Stock or payment of cash dividends to the holders thereof, the Company shall have less than $15,000,000 of "Excess Availability" as defined in the Loan and Security Agreement and generally described as the aggregate of unrestricted cash and cash equivalents, plus unused availability under the credit facility (the lesser of the Borrowing Base or $15,000,000, less the amount of outstanding advances and letters of credit), minus the amount of the Company's accounts payable that are more than 60 days past due.

                                  SCHEDULE 3(f)

                                  SEC DOCUMENTS

                  TYPE OF FILING                                 DATE OF FILING
-------------------------------------------------------------------------------
Annual Report on Form 10-K                                           9/24/98
                                                                    10/16/98
Schedule 14(a) and Definitive Proxy Statement
                                                                    11/12/98
Quarterly Report on Form 10-Q
                                                                     2/12/99
Quarterly Report on Form 10-Q
                                                                     5/12/99
Quarterly Report on Form 10-Q
                                                                     9/27/99
Annual Report on Form 10-K
                                                                    10/08/99
Schedule 14(a) and Definitive Proxy Statement

Quarterly Report on Form 10-Q                                       11/12/99

                                  SCHEDULE 3(g)

                                MATERIAL CHANGES
None

                                  SCHEDULE 3(h)

                     PENDING OR THREATENED LITIGATION, ETC.


1.      Pending or threatened litigation:

The Company is not aware of any pending or threatened material litigation. The NASD has initiated an inquiry regarding trading activity preceding the Company's October 15, 1999 announcement of lower than expected earnings for the quarter ended September 30, 1999. The Company is responding to requests for information regarding the events leading up to the announcement.

2.      Certain securities litigation:

Stephen Cheyhel, a director of the Company, is one of several defendants named in various shareholder lawsuits against Bay Networks, Inc. Mr. Cheyhel was the Senior VP of Operations at Bay Networks.

Frank King, a director of the Company, is one of several defendants named in various shareholder lawsuits against SystemsSoft, Inc. Mr. King was an officer and director of SystemSoft, Inc.

                                  SCHEDULE 3(n)

                              INTELLECTUAL PROPERTY


1.      Expired and expiring intellectual property rights:

        Patent number 5053945, System and Method for Performing a Multi-File Transfer Operation, will not expire within two years of this agreement but the Company will allow it to lapse through nonpayment of annuity fees as it has no perceived ongoing technological benefit.

2.      Intellectual property claims:

None

                                  SCHEDULE 3(r)

                   TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

None

                                  SCHEDULE 3(w)

                                      LIENS

        The Company has entered into a $15,000,000 revolving line of credit agreement with Foothill Capital Corporation dated December 22, 1999. The line of credit is secured by the assets of the Company and reflected on the attached Uniform Commercial Code Search Financing Statement by Comerica Bank-California (which has been terminated in favor of Foothill Capital Corporation). In addition, the Company has several equipment operating leases with parties set forth on the attached Uniform Commercial Code Search.

                             THE STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE
                                   SACRAMENTO

 CERTIFICATE REQUESTED ON:                                     DECEMBER 01, 1999

           AUSPEX SYSTEMS INC
           @ANY ADDRESS

  FINANCING STATEMENT FILED ON      MAY 25, 1990 AT 0800      FILE NO. 90-136373

           DEBTOR:             AUSPEX SYSTEMS INC
                               ###-##-####
                               2952 BUNKER HILL LANE
                               SANTA CLARA, CA

           SECURED PARTY:      ELLCO LEASING CORP
                               10251 VISTA SORRENTO PKWY
                               SAN DIEGO, CA'

           CONTINUATION:       FEB 02, 1995 AT 1252

  FINANCING STATEMENT FILED ON JUL 26, 1996 AT 1610          FILE NO. 9621160396

           DEBTOR:             AUSPEX SYSTEMS INC.
                               ###-##-####
                               5200 GREAT AMERICA PKWY
                               SANTA CLARA, CA 95054

           SECURED PARTY:       AT&T CAPITAL SERVICES CORP.
                                1830 W AIRFIELD OR
                                DALLAS FORT WORTH AIRPORT, TX 75261

  FINANCING STATEMENT FILED ON SEP o4, 1996 AT 1519          FILE NO, 9624960418

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               5200 GREAT AMERICA PARKWAY SANTA
                               CLARA, CA  95054



  CERTIFICATE: 99340-R-0313                   PAGE: 1

                             THE STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE
                                   SACRAMENTO

  (CONTINUED)                     SEP 04, 1996 AT 1519       FILE NO. 9624960418

           SECURED PARTY:       AT&T CAPITAL CORPORATION
                                1830 W AIRFIELD DR
                                DALLAS FORT WORTH AIRPORT, TX 75261

  FINANCING STATEMENT FILED ON OCT 04, 1996 AT 0800          FILE NO. 9628260385

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               5200 GREAT AMERICA PKWY.
                               SANTA CLARA, CA 95054

           SECURED PARTY:      HEWLETT-PACKARD COMPANY FINANCE &
                               REMARKETING DIVISION
                               333 LOGUE AVE., BLDG. 32
                               MOUNTAIN VIEW, CA 94043

 FINANCING STATEMENT FILED ON DEC 14, 1998 AT 0800           FILE NO. 9835160752

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050

           SECURED PARTY:      LYON CREDIT CORPORATION
                               400 PERIMETER CENTER TERRACE, #155
                               ATLANTA, GA 30346

                               LYON CREDIT CORPORATION
                               400 PERIMETER CENTER TERRACE #155
                               ATLANTA, GA 30346

                               LYON CREDIT CORPORATION
                               400 PERIMETER CENTER TERRACE #155
                               ATLANTA, GA 30346

                               MERRIMAK CAPITAL COMPANY LLC
                               60 GALLI OR SUITE T
                               NOVATO, CA 94949

  CERTIFICATE: 99340-R-0313                   PAGE: 2

                             THE STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE
                                   SACRAMENTO

  (CONTINUED)                   DEC 14, 1998 AT o8oo         FILE NO. 9835160752

                               NEWCOURT FINANCIAL
                               USA INC. 111 ANZA BLVD #200
                               BURLINGAME, CA 94010

                               NEWCOURT FINANCIAL USA, INC.
                               III MONUMENT CR #2700
                               INDIANAPOLIS, IN 46204

                               US BANCORP LEASING & FINANCIAL
                               7659 SW MOHAWK
                               TUALATIN, OR 97o62

                               US BANCORP LEASING & FINANCIAL
                               7659 SW MOHAWK
                               TUALATIN, OR 97o62

           ASSIGNMENT:         JAN 26, 1999 AT 1606
           ASSIGNMENT:         FEB 19, 1999 AT 0800
           ASSIGNMENT:         MAR 18, 1999 AT 0800
           ASSIGNMENT:         MAR 18, 1999 AT 0800
           ASSIGNMENT:         JUN 09, 1999 AT 0800
           ASSIGNMENT:         JUN 09, 1999 AT 0800
           ASSIGNMENT:         JUL 16, 1999 AT 0800
           RELEASE:            AUG 04, 1999 AT 0800

  FINANCING STATEMENT FILED ON FEB 01, 1999 AT 0800          FILE NO. 9904060630

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               ###-##-####
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050


 CERTIFICATE: 99340-R-0313                    PAGE: 3

                             THE STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE
                                   SACRAMENTO

  (CONTINUED)                    FEB 01, 1999 AT 0800        FILE NO. 9904060630

           SECURED PARTY:      SUN MICROSYSTEMS FINANCE
                               1401 PEARL ST SUITE 200
                               BOULDER, CO 80302

 FINANCING STATEMENT FILED ON MAR 01, 1999 AT 1534           FILE NO. 9906360832

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               ###-##-####
                               2800 SCOTT BLVD.
                               SANTA CLARA, CA 95050

           SECURED PARTY:      SUN MICROSYSTEMS FINANCE
                               5500 WAYZATA BLVD., SUITE 725
                               GOLDEN VALLEY, MN 55416

  FINANCING STATEMENT FILED ON APR 01, 1999 AT 0800          FILE NO. 99098609l2

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               ###-##-####
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050

           SECURED PARTY:      TRANSAMERICA EQUIPMENT FINANCIAL SERVICES
                               CORPORATION
                               10975 BENSON DR
                               OVERLAND, KS  66210

  FINANCING STATEMENT FILED ON APR 13, 1999 AT 0800          FILE NO. 9911160972

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050


  CERTIFICATE: 99340-R-0313                   PAGE: 4

                             THE STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE
                                   SACRAMENTO

  (CONTINUED)                   APR 13, 1999 AT 0800         FILE NO. 9911160972

           SECURED PARTY:      COMERICA BANK-CALIFORNIA 55
                               ALMADEN BLVD M C 4043 SAN JOSE,
                               CA 95113

  FINANCING STATEMENT FILED ON MAY 04, 1999 AT 1151          FILE NO. 9912660721

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               ###-##-####
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050

           SECURED PARTY:      THIRD STREET SERVICES, INC.
                               1646 N CALIFORNIA BLVD SUITE 510
                               WALNUT CREEK, CA 94596

           ASSIGNEE:           THE CIT GROUP/EQUIPMENT FINANCING, INC.
                               900 ASHWOOD PKWY 6TH FL
                               ATLANTA, GA 30338

 FINANCING STATEMENT FILED ON MAY 17, 1999 AT 1644           FILE NO. 9913860721

           DEBTOR:             AUSPEX SYSTEMS, INC.
                               ###-##-####
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050

           SECURED PARTY:      THIRD STREET SERVICES, INC.
                               1646 IN CALIFORNIA BLVD SUITE 510
                               WALNUT CREEK, CA 94596

           ASSIGNEE:           CAPITAL ASSOCIATES INTERNATIONAL, INC.
                               7175 W JEFFERSON AVE SUITE 4000
                               LAKEWOOD, CO 80235


  CERTIFICATE: 99340-R-0313                   PAGE: 5

                             THE STATE OF CALIFORNIA
                                   BILL JONES
                               SECRETARY OF STATE
                                   SACRAMENTO

  FINANCING STATEMENT FILED ON AUG 02, 1999 AT 0800          FILE NO. 9922660856
  DEBTOR:                      AUSPEX SYSTEMS, INC.
                               ###-##-####
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050

           SECURED PARTY:      TRANSAMERICA EQUIPMENT FINANCIAL SERVICES
                               CORPORATION
                               10975 BENSON OR
                               OVERLAND PARK, Ks 66210

  FINANCING STATEMENT FILED ON AUG 02, 1999 AT 0800          FILE NO. 9922660875
  DEBTOR:                      AUSPEX SYSTEMS, INC.
                               ###-##-####
                               2300 CENTRAL EXPRESSWAY
                               SANTA CLARA, CA 95050

           SECURED PARTY:      TRANSAMERICA EQUIPMENT FINANCIAL SERVICES
                               CORPORATION
                               10975 BENSON DR
                               OVERLAND PARK, Ks 66210

 THE UNDERSIGNED FILING OFFICER HEREBY CERTIFIES THAT THE ABOVE LISTING IS A RECORD OF ALL PRESENTLY EFFECTIVE FINANCING STATEMENTS, TAX LIENS, ATTACHMENT LIENS AND JUDGMENT LIENS, INCLUDING ANY CHANGE DOCUMENTS RELATING TO THEM, WHICH NAME THE ABOVE DEBTOR AND ARE ON FILE IN MY OFFICE AS OF NOVEMBER 19, 1999 AT 1700 HOURS.

                                                     BILL JONES
                                                     SECRETARY OF STATE


  CERTIFICATE: 99340-R-0313                   PAGE: 6

                                SCHEDULE 3(a)(a)

                          MATERIALLY ADVERSE CONTRACTS

None

                                  SCHEDULE 4(d)

                                 USE OF PROCEEDS

The Company will use the net proceeds of this transaction for working capital and general corporate purposes. Pending such uses, the net proceeds to the Company will be invested in investment-grade, interest-bearing securities.